EXHIBIT 99.1

55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
(973) 942-1111    Fax (973) 942-9816
www.greatercommunity.com

FOR IMMEDIATE RELEASE

Greater Community Bancorp Reports First Quarter 2005 EPS of $0.28

TOTOWA, N.J — April 20, 2005 — Greater Community Bancorp (Nasdaq: GFLS) today reported net income for the first quarter of 2005 of $2.2 million, an increase of 18.9% over the $1.8 million reported for the first quarter of 2004. Diluted earnings per share were $0.28, an increase of 16.7% over the $0.24 reported for the prior-year first quarter.

Anthony M. Bruno, Jr., Chairman and CEO of Greater Community Bancorp, commented, “The first quarter of 2005 marks the beginning of another successful year for Greater Community. In a challenging interest rate and competitive environment, the Company continues to demonstrate growth in its loan and lease portfolio which increased 18.6% over last year’s first quarter. We are doing this by more effectively leveraging our lending relationships and strengthening personalized customer service. Importantly, we are growing the balance sheet and building long-term revenue momentum while maintaining efficiency in our operations”.

Total revenue, consisting of net interest income and non-interest income, was $9.3 million for the first quarter of 2005, an increase of 8.6% over the prior-year first quarter. Net interest income increased 7.3% to $7.5 million, reflecting growth in average earning assets of 7.9% for the same period.

Non-interest income for the first quarter of 2005 was $1.8 million, a 14.5% increase from the first quarter of 2004. Excluding securities gains, non-interest income increased moderately for the comparable periods. Growth in loan fee income was offset by a decline in other commissions and fees.

Non-interest expense totaled $5.9 million for the first quarter of 2005, an increase of 5.1% over the first quarter of 2004. Salaries and benefits rose 6.7%, reflecting annual compensation adjustments, rising health care costs and a nominal increase in staff. Nonetheless, the efficiency ratio improved to 66.3% from 67.6% in last year’s first quarter.

At March 31, 2005, total assets were $852.1 million, an increase of 7.6% over the prior year. Loan and lease balances grew $97.9 million year-over-year, or 18.6%. Loan growth was funded through a combination of deposit growth and a reduction in federal funds sold. Deposits increased 8.4%, and included 11.1% growth in non-interest bearing deposits. Core deposits now constitute 69.5% of total deposits.

Mr. Bruno noted, “Asset quality has improved from a year ago. Our non-performing assets declined to $1.8 million from $3.9 million in the first quarter of 2004 and we are comfortably reserved against our current non-performing levels”. Non-performing assets were 0.21% of total assets at March 31, 2005, down from 0.49% twelve months ago and 0.33% for the prior quarter. Loan and lease loss reserves were 1.45% of period-end loans compared with 1.63% a year ago.

Shareholders’ equity totaled $59.2 million at March 31, 2005, up 10.0% from twelve months ago. Common shares outstanding at quarter-end were 7,610,507. Cash dividends paid during the quarter were $0.12 per share.

About the Company

Greater Community Bancorp is a financial holding company headquartered in Totowa, New Jersey. The Company operates sixteen full-service branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. The banking subsidiaries provide traditional commercial and retail banking services to small businesses and consumers. The Company through its banking subsidiary, Greater Community Bank, operates an equipment leasing and financing subsidiary, Highland Capital Corp. In addition, Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member NASD/SIPC. (Securities are not FDIC insured or bank guaranteed, and are subject to risk and may lose value).

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT: At Greater Community Bancorp
Anthony M. Bruno, Jr., 973-942-1111 x 1001
anthony.bruno@greatercommunity.com

SOURCE: Greater Community Bancorp

Greater Community Bancorp
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

(dollars in thousands, except per share data)	1st Qtr 2005	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004	1st Qtr 2004

EARNINGS
Net interest income	$7,479	$7,083	$7,014	$6,583	$6,971
Provision for loan and lease losses	211	207	245	356	361
Non-interest income	1,786	1,469	1,599	1,861	1,560
Non-interest expense	5,854	4,690	5,507	5,484	5,570
Net income	2,163	2,156	1,976	1,835	1,819

PER SHARE DATA [1]
Earnings per share - basic	$0.29	$0.29	$0.27	$0.25	$0.25
Earnings per share - diluted	0.28	0.28	0.26	0.24	0.24
Book value per share	7.78	7.72	7.44	7.12	7.34
Cash dividends per share	0.12	0.12	0.12	0.12	0.11

PERFORMANCE RATIOS
Return on average assets	1.06	1.05%	0.99%	0.93%	0.95%
Return on average equity	14.77%	15.05%	14.80%	13.84%	13.90%
Net interest margin (tax equivalent basis)	4.00%	4.03%	3.85%	3.64%	3.99%
Efficiency ratio	66.33%	54.84%	66.26%	69.29%	67.58%

MARKET DATA
Market value per share - period end [1]	$16.00	$16.42	$14.20	$14.27	$15.72
Market value/book value	2.06	2.13	1.91	2.01	2.14
Cash dividend yield [1]	3.04%	2.91%	3.36%	3.38%	2.81%
Common stock dividend payout ratio	42.86%	43.06%	46.68%	50.00%	44.00%
Period-end common shares outstanding (000) [1]	7,611	7,570	7,400	7,370	7,332
Common stock market capitalization ($Millions)	121.77	124.30	105.08	105.17	115.27

CAPITAL & LIQUIDITY
Equity to assets	6.95%	7.08%	6.78%	6.56%	6.79%
Average loans and leases to deposits	97.56%	95.99%	92.82%	85.80%	90.40%

ASSET QUALITY
Net loan and lease charge-offs (recoveries)	$23	$23	$120	$321	$(72)
Net loan and lease charge-offs (recoveries) to average loans [2]	0.02%	0.02%	0.08%	0.24%	(0.05%	)
Nonperforming assets + 90 days past due	$1,801	$2,716	$3,787	$2,957	$3,864
NPAs + 90 day past due/ Total assets	0.21%	0.33%	0.47%	0.37%	0.49%
Allowance for loan and lease losses/ Total loans & leases	1.45%	1.46%	1.48%	1.58%	1.63%

END OF PERIOD BALANCES
Total loans and leases, net of unearned income	$625,493	$611,192	$589,441	$544,378	$527,552
Total assets	852,120	824,810	811,926	799,932	792,005
Total deposits	663,649	603,950	610,183	623,005	612,033
Shareholders' equity	59,191	58,424	55,083	52,442	53,804
Full-time equivalent employees	196	197	194	195	190

AVERAGE BALANCES
Total loans and leases, net of unearned income	$617,872	$595,306	$568,778	$533,380	$527,698
Total earning assets	765,113	750,625	732,586	735,102	709,354
Total assets	828,988	814,065	795,952	797,406	767,943
Total deposits	633,332	620,167	612,760	621,664	579,548
Shareholders' equity	59,375	57,001	53,125	53,319	52,361

1 Restated for the 2.5% stock dividend in 2004.

2 Annualized for comparative purposes.

Greater Community Bancorp
Consolidated Balance Sheets
(dollars in thousands, except per share data)

	March 31,
	2005	2004
	(Unaudited)
ASSETS
CASH AND DUE FROM BANKS - Non interest-bearing	$17,605	$21,949
FEDERAL FUNDS SOLD	20,575	48,300

Total cash and cash equivalents	38,180	70,249
DUE FROM BANKS - Interest-bearing	5,850	7,419
INVESTMENT SECURITIES - Available-for-sale	101,526	144,328
INVESTMENT SECURITIES - Held-to-maturity (aggregate fair values of
$30,888 and $20,104 at March 31, 2005 and December 31, 2004, respectively)	37,445	3,635

Total investment securities	138,971	147,963
LOANS AND LEASES, net of unearned income	625,493	527,552
Less: Allowance for loan and lease losses	(9,106)	(8,574)

Net loans and leases	616,387	518,978
PREMISES AND EQUIPMENT, net	9,795	7,399
ACCRUED INTEREST RECEIVABLE	3,360	3,002
OTHER REAL ESTATE OWNED	849	825
BANK-OWNED LIFE INSURANCE	14,630	13,152
GOODWILL	11,574	11,574
OTHER ASSETS	12,524	11,444

TOTAL ASSETS	$852,120	$792,005

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
Non interest-bearing	$171,010	$153,861
Interest-bearing checking	198,963	160,266
Savings	91,520	101,684
Time deposits less than $100	146,972	150,920
Time deposits $100 and over	55,184	45,302

Total deposits	663,649	612,033
FHLB ADVANCES	85,000	85,000
FEDERAL FUNDS PURCHASED	4,000	—
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	6,281	7,921
ACCRUED INTEREST PAYABLE	1,690	1,455
OTHER LIABILITIES	7,566	7,792
SUBORDINATED DEBT	24,743	24,000

Total liabilities	792,929	738,201

SHAREHOLDERS' EQUITY:
Common stock, par value $0.50 per share: 20,000,000 shares authorized, 7,610,507 and
7,570,278 shares outstanding at March 31, 2005 and December 31, 2004, respectively	3,805	3,577
Additional paid-in capital	48,907	43,154
Retained earnings	5,725	3,765
Accumulated other comprehensive income	754	3,308

Total shareholders' equity	59,191	53,804

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$852,120	$792,005

Greater Community Bancorp
Consolidated Statements of Income
(dollars in thousands, except per share data)

	THREE MONTHS ENDED March 31,
	2005	2004
	(Unaudited)
INTEREST INCOME:
Loans and leases	$9,639	$8,367
Investment securities	1,298	1,486
Federal funds sold and deposits with banks	93	100

Total interest income	11,030	9,953

INTEREST EXPENSE:
Deposits	1,853	1,325
Short-term borrowings	1,191	1,150
Long-term borrowings	507	507

Total interest expense	3,551	2,982

NET INTEREST INCOME	7,479	6,971

PROVISION FOR LOAN & LEASE LOSSES	211	361

Net interest income after provision for loan and lease losses	7,268	6,610

NON-INTEREST INCOME:
Service charges on deposit accounts	730	704
Other commission and fees	158	225
Loan fee income	96	11
Gain on sale of investment securities	440	289
Gain on sale of leases	—	1
Bank-owned life insurance	127	126
All other income	235	204

Total non-interest income	1,786	1,560

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,363	3,153
Occupancy and equipment	950	889
Regulatory, professional and other fees	517	506
Computer services	150	142
Office expenses	306	301
Other operating expenses	568	579

Total non-interest expense	5,854	5,570

INCOME BEFORE PROVISION FOR INCOME TAXES	3,201	2,600

PROVISION FOR INCOME TAXES	1,037	781

NET INCOME	$2,163	$1,819